UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

OF THE SECURITIES EXCHANGE ACT OF 1934

For the month of May 2018

Commission File Number: 000-30961

SOHU.COM LIMITED

(Exact name of registrant as specified in its charter)

Level 18, Sohu.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190, People’s Republic of China

+86-10-6272-6666

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒             Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐    No  ☒

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐    No  ☒

On May 31, 2018, effective at 4:30 PM Eastern Time (such date and time, the “Effective Time”), pursuant to a proposal (the “Liquidation Proposal”) for the dissolution of Sohu.com Inc., a Delaware corporation (“Sohu Delaware”), and adoption of a plan of complete liquidation and dissolution of Sohu Delaware that was approved by the stockholders of Sohu Delaware at a special meeting of stockholders held on May 29, 2018, Sohu Delaware was dissolved; all outstanding shares of the common stock of Sohu Delaware were cancelled; American depositary shares (“ADSs”) representing all outstanding ordinary shares (“Ordinary Shares”) of Sohu Cayman, a Cayman Islands company (“Sohu Cayman”), were distributed by Sohu Delaware on a share-for-share basis to the stockholders of Sohu Delaware as of immediately prior to the Effective Time; and Sohu Cayman replaced Sohu Delaware as the top-tier, publicly-traded holding company of the group of subsidiaries and variable interest entities that had been held by Sohu Delaware prior to the Effective Time.

On May 31, 2018, Sohu Delaware filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K reporting the foregoing, which report is incorporated herein by reference.

The Liquidation Proposal is described in detail in Sohu Cayman’s Registration Statement on Form F-4 (File No. 333-224069) filed with the SEC on April 19, 2018 (as amended to date, the “Registration Statement”) and in Sohu Delaware’s and Sohu Cayman’s joint proxy statement/prospectus filed with the SEC on April 23, 2018 (the “Proxy Statement/Prospectus”).

Prior to the Effective Time, Sohu Delaware’s common stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and listed and traded on the NASDAQ Global Select Market under the symbol “SOHU.” Effective as of the Effective Time, the ADSs representing Ordinary Shares of Sohu Cayman have been listed on the NASDAQ Global Select Market under the “SOHU” symbol in place of the shares of the common stock of Sohu Delaware, which were delisted as of the Effective Time. Trading in the ADS on the NASDAQ Global Select Market is expected to commence on June 1, 2018.

This report is being filed for the purpose of establishing Sohu Cayman as the successor issuer of Sohu Delaware pursuant to Rule 12g-3 under the Exchange Act. Sohu Delaware plans to file with the SEC a Form 15 to terminate the registration of its common stock and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act. Pursuant to Rule 12g-3(a) under the Exchange Act, the ADSs and the Ordinary Shares of Sohu Cayman are deemed registered under Section 12(b) of the Exchange Act. The ADSs, each of which represents one Ordinary Share of Sohu Cayman, have been registered under a separate registration statement on Form F-6 filed with the SEC on April 2, 2018 (File No. 333-224081). The ADSs are exempt from the registration requirements of Section 12(a) of the Exchange Act pursuant to Rule 12a-8 thereunder.

From and after the Effective Time, the business, operations, and assets of Sohu Cayman and its subsidiaries and variable interest entities will be substantially the same as the business, operations, and assets of Sohu Delaware and its subsidiaries and variable interest entities immediately prior to the Effective Time. At the Effective Time, Sohu Delaware assigned to Sohu Cayman, and Sohu Cayman assumed, all liabilities and obligations of Sohu Delaware as of the Effective Time that were in excess of Sohu Delaware’s assets (other than the Ordinary Shares represented by the ADSs that have been distributed to the stockholders of Sohu Delaware).

As of the Effective Time, the former members of Sohu Delaware’s board of directors have become the members of Sohu Cayman’s board of directors (the “Sohu Cayman Board”) and the former members of the Audit Committee, Nominating Committee, and Compensation Committee of Sohu Delaware’s board of directors have become the members of the Audit Committee, Nominating Committee, and Compensation Committee, respectively, of the Sohu Cayman Board. Sohu Cayman’s Amended and Restated Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from fraud or dishonesty of such directors or officers. Sohu Cayman also intends to enter into indemnification agreements with its directors and executive officers that provide such persons with additional indemnification beyond that provided in the Amended and Restated Articles of Association.

As of the Effective Time, Sohu Cayman assumed all existing obligations of Sohu Delaware with respect to equity incentive awards that had been granted under Sohu Delaware’s Amended and Restated 2010 Stock Incentive Plan and remained outstanding as of the Effective Time, and such awards were converted into the right to receive upon exercise or settlement Ordinary Shares of Sohu Cayman under its 2018 Share Incentive Plan rather than shares of the common stock of Sohu Delaware, subject to the other terms of such outstanding awards.

The rights of shareholders of Sohu Cayman are governed by Sohu Cayman’s Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles”) as they may be amended from time to time, by the Companies Law (2016 Revision) of the Cayman Islands (the “Companies Law”), and by the common law of the Cayman Islands.

DESCRIPTION OF SOHU CAYMAN ORDINARY SHARES

The following are summaries of material provisions of the Memorandum and Articles and of the Companies Law insofar as they relate to the material terms of Sohu Cayman’s Ordinary Shares. This description is qualified by reference to the full Memorandum and Articles, which are included as an exhibit to the Registration Statement and as Annex B to the Proxy Statement/Prospectus and are incorporated by reference into this report. You are encouraged to read the full relevant provisions of the Companies Law and Memorandum and Articles.

Authorized Share Capital. Sohu Cayman’s authorized share capital consists of 75,400,000 Ordinary Shares, with identical rights in all respects and ranking equally with one another, and 1,000,000 preferred shares, of par value $0.001 per share. Upon completion of the Liquidation, Sohu Cayman had 38,933,038 Ordinary Shares and no preferred shares issued and outstanding.

General. All of Sohu Cayman’s issued Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares may be in such form as is determined by the Sohu Cayman Board. Sohu Cayman shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of Sohu Cayman Ordinary Shares are entitled to such dividends as may be declared by the Sohu Cayman Board subject to the Companies Law.

Voting Rights. All Sohu Cayman shareholders have the right to receive notice of shareholders’ meetings and to attend, speak, and vote at such meetings. A shareholder may participate at a shareholders’ meeting in person or by proxy.

A quorum for a shareholders’ meeting consists of a holder or holders of at least half of the voting rights of the total paid-up shares entitled to vote at the meeting present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings are held at least annually and may only be convened by the Sohu Cayman Board on its own initiative. Advance notice of at least five days, excluding the day notice is given and the day the meeting is to be held, is required for the convening of Sohu Cayman’s annual general meeting and other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast in a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast attaching to the Ordinary Shares cast in a general meeting or such other higher majority as is set out in the Memorandum and Articles in respect of certain matters. A special resolution is required for matters such as a change of name of the company, winding up of the company, alteration of the Memorandum and Articles, and a reduction of share capital. Holders of the Ordinary Shares may effect certain changes by ordinary resolution, including altering the amount of Sohu Cayman’s authorized share capital, consolidating and dividing all or any of the share capital into shares of larger amount than the existing share capital, and canceling any shares.

Transfer of Shares. Subject to the restrictions set forth the Memorandum and Articles as described below, any of Sohu Cayman’s shareholders may transfer all or any of such shareholder’s Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by NASDAQ (or, if applicable, any other internationally recognized stock exchange of similar prestige and liquidity), or by any other form approved by the Sohu Cayman Board.

The Sohu Cayman Board, in its absolute discretion, may decline to register any transfer of any Ordinary Share which is not fully paid up or on which Sohu Cayman has a lien. The Sohu Cayman Board may also decline to register any transfer of any Ordinary Share not being a fully paid up share unless (a) the instrument of transfer is lodged with Sohu Cayman, accompanied by the certificate for such Ordinary Share to which it relates and such other evidence as the Sohu Cayman Board may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is properly stamped, if required; (c) in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and (d) a fee of such maximum sum as NASDAQ (or, if applicable, any other internationally recognized stock exchange of similar prestige and liquidity) may determine to be payable or such lesser sum as the Sohu Cayman Board may from time to time require is paid to Sohu Cayman in respect thereof. There is presently no legal requirement under Cayman Islands law for instruments of transfer of Sohu Cayman Ordinary Shares to be stamped. In addition, the Sohu Cayman Board has no present intention to charge any fee in connection with the registration of a transfer of Ordinary Shares.

If the Sohu Cayman Board refuses to register a transfer it must, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on prior notice being given by advertisement in one or more newspapers or by any other means in accordance with the requirements of NASDAQ (or, if applicable, any other internationally recognized stock exchange of similar prestige and liquidity), be suspended and the register closed at such times and for such periods as the Sohu Cayman Board may from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the company), assets available for distribution among the holders of Ordinary Shares will be distributed among such holders on a pro rata basis. If Sohu Cayman’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by Sohu Cayman’s shareholders proportionately.

Calls on Shares and Forfeiture of Shares. The Memorandum and Articles permit Sohu Cayman to issue its shares, including Ordinary Shares, nil paid and partially paid. This permits Sohu Cayman to issue shares where the payment for such shares has yet to be received. Although the Memorandum and Articles give Sohu Cayman the flexibility to issue nil paid and partly paid shares, the Sohu Cayman Board has no present intention to do so. The Sohu Cayman Board may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Liens. The Memorandum and Articles permit Sohu Cayman to have a first and paramount lien on every share (not being a fully paid share) for all moneys called or payable at a fixed time in respect of such share. Sohu Cayman is also permitted to have a first and paramount lien on every share (not being a fully paid share) registered in the name of a shareholder for all amounts of money payable by such shareholder or his estate to Sohu Cayman regardless of whether the period for the payment or discharge of such debt has actually arrived, and regardless of whether such debt may be joint debts or liabilities with other person(s).

Redemption of Shares. Subject to the provisions of the Companies Law, the NASDAQ Stock Market LLC’s listing rules (or, if applicable, the rules of any other internationally recognized stock exchange of similar prestige and liquidity), and the Memorandum and Articles, Sohu Cayman may issue shares on terms that they are subject to redemption at Sohu Cayman Board’s option or at the option of the holders, on such terms and in such manner as may be determined by Sohu Cayman’s Board. The Ordinary Shares are not subject to redemption at the option of the holders or the Sohu Cayman Board.

Inspection of Register of Members. Pursuant to the Memorandum and Articles, Sohu Cayman’s register of members and branch register of members shall be open for inspection by shareholders for such times and on such days as the Sohu Cayman Board may determine, without charge, or by any other person upon a maximum payment of $2.50 or such other sum specified by the Sohu Cayman Board, at the registered office or such other place at which the register is kept in accordance with the Companies Law or, upon a maximum payment of $1.00 or such other sum specified by the Sohu Cayman Board, at Sohu Cayman’s registered office, unless the register is closed in accordance with the Memorandum and Articles.

Designations and Classes of Shares. All of Sohu Cayman’s issued shares as of the Effective Time are Ordinary Shares. The Memorandum and Articles provide that Sohu Cayman’s authorized unissued shares are at the disposal of the Sohu Cayman Board, which may offer, allot, grant options over, or otherwise dispose of them to such persons, at such times, and for such consideration and upon such terms and conditions as the Sohu Cayman Board may determine in its absolute discretion. In particular, subject to the provisions of the Companies Law and the Memorandum and Articles, the Sohu Cayman Board is empowered to authorize from time to time the issuance of one or more classes or series of preferred shares and to fix the designations, powers, preferences and relative, participating, optional, and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of such class or series then outstanding).

Transfer Agent and Registrar. The transfer agent and registrar for the Sohu Cayman Ordinary Shares is Maples Corporate Services Limited.

DESCRIPTION OF SOHU CAYMAN ADSs

The Bank of New York Mellon, as depositary (the “Depositary”), registers and delivers the ADSs. Each ADS represents one Ordinary Share (or a right to receive one Ordinary Share) of Sohu Cayman deposited with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the Depositary in Hong Kong. Each ADS also represents any other securities, cash, or other property that may be held by the Depositary. The deposited shares together with any other securities, cash, or other property held by the Depositary will be referred to in this report as the deposited securities. The Depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (a) directly (i) by having an American Depositary receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (b) indirectly by holding a security entitlement in ADSs through your broker or other securities intermediary that is a direct or indirect participant in The Depository Trust Company, which is also referred to as DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. The description set forth below assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other securities intermediary to assert the rights of ADS holders described below. You should consult with your broker or other securities intermediary to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the Depositary confirming their holdings.

As an ADS holder you are not treated as one of Sohu Cayman’s shareholders and you do not have shareholder rights. Cayman Islands law governs shareholder rights. The Depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you have ADS holder rights. A deposit agreement (the “Deposit Agreement”), among Sohu Cayman, the Depositary, ADS holders, and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. New York law governs the Deposit Agreement and the ADSs.

The following is a summary of the material provisions of the Deposit Agreement. For more complete information, you should read the form of the entire Deposit Agreement and the form of ADR. The Deposit Agreement, which includes the form of ADR, is filed as an exhibit to the Registration Statement.

Dividends and Other Distributions

How will you receive dividends and other distributions on the Sohu Cayman Ordinary Shares?

The Depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent.

•	Cash. The Depositary will convert any cash dividend or other cash distribution we pay on the Sohu Cayman Ordinary Shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Deposit Agreement allows the Depositary to distribute RMB or other non-U.S. currency only to those ADS holders to whom it is possible to do so. The Depositary will hold the RMB or other non-U.S. currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the RMB or other non-U.S. currency and it will not be liable for any interest.

Before a distribution is made, any withholding taxes or other governmental charges that must be paid will be deducted. The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert RMB or other non-U.S. currency, you may lose some of the value of the distribution.

•	Shares. The Depositary may distribute additional ADSs representing any Sohu Cayman Ordinary Shares we distribute as a dividend or other distribution. The Depositary will only distribute whole ADSs. It will sell any Sohu Cayman Ordinary Shares (or ADSs representing those shares) that would require it to deliver a fraction of an ADS representing those Ordinary Shares and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new Sohu Cayman Ordinary Shares. The Depositary may sell a portion of the distributed Ordinary Shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

•	Rights to Purchase Additional Shares. If Sohu Cayman offer holders of its securities any rights to subscribe for additional Sohu Cayman Ordinary Shares or any other rights, the Depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders, or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of the Depositary’s fees and expenses. To the extent the Depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for the rights. The Depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the Depositary that it is legal to do so. If the Depositary exercises rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Ordinary Shares, new ADSs representing the new Sohu Cayman Ordinary Shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the Depositary. U.S. securities laws may restrict the ability of the Depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

•	Other Distributions. The Depositary will send to ADS holders anything else Sohu Cayman distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the Depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the Depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. Sohu Cayman has no obligation to register ADSs, shares, rights, or other securities under the Securities Act of 1933. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights, or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal, and Cancellation

How are ADSs issued?

The Depositary will deliver ADSs if you or your broker deposits Sohu Cayman Ordinary Shares or evidence of rights to receive Sohu Cayman Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the Depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the Sohu Cayman Ordinary Shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk, and expense, the Depositary will deliver the deposited securities at its office, if feasible. However, the Depositary is not required to accept surrender of the ADSs to the extent it would require delivery of a fraction of a deposited Ordinary Share or other security. The Depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADRs to the Depositary for the purpose of exchanging the ADRs for uncertificated ADSs. The Depositary will cancel the ADRs and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS holder ADRs evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the Depositary how to vote the number of deposited Sohu Cayman Ordinary Shares their ADSs represent. If we request the Depositary to solicit your voting instructions (and we are not required to do so), the Depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary to vote. For instructions to be valid, they must reach the Depositary by a date set by the Depositary. The Depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of the Memorandum and Articles of Sohu Cayman and other similar documents, to vote or to have its agents vote the Sohu Cayman Ordinary Shares or other deposited securities as instructed by ADS holders. If we do not request the Depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the Depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the Depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the Sohu Cayman Ordinary Shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the Depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote your Sohu Cayman Ordinary Shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your Sohu Cayman Ordinary Shares are not voted as you requested.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

• Cancellation of ADSs for the purpose of withdrawal, including if the Deposit Agreement terminates

$0.05 (or less) per ADS	• Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the Depositary to ADS holders

$0.05 (or less) per ADS per calendar year	• Depositary services

Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw shares

Expenses of the Depositary	• Cable and facsimile transmissions (when expressly provided in the Deposit Agreement)

• converting non-U.S. currency to U.S. dollars

Taxes and other governmental charges the Depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty, or withholding taxes	• As necessary

Any charges incurred by the Depositary or its agents for servicing the deposited securities	• As necessary

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Sohu Cayman Ordinary Shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to us to reimburse us for costs and expenses generally arising out of the establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the Depositary, or share revenue from the fees collected from ADS holders. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers, or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads, or commissions.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker, or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the Depositary’s obligations under the Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The Depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement, or Cancellation of

Sohu Cayman Ordinary Shares

The Depositary will not tender Sohu Cayman Ordinary Shares or other deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the Depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the Depositary as a holder of deposited securities, the Depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination, or other reclassification, or any merger, consolidation, recapitalization, or reorganization affecting the issuer of deposited securities in which the Depositary receives new securities in exchange for or in lieu of the old deposited securities, the Depositary will hold those replacement securities as deposited securities under the Deposit Agreement. However, if the Depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the Depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the Depositary will continue to hold the replacement securities, the Depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the Depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the Depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.

How may the Deposit Agreement be terminated?

The Depositary will initiate termination of the Deposit Agreement if we instruct it to do so. The Depositary may initiate termination of the Deposit Agreement if:

•	60 days have passed since the Depositary told us it wants to resign but a successor Depositary has not been appointed and accepted its appointment;

•	we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the Deposit Agreement will terminate, the Depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the Depositary may sell the deposited securities. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the Depositary will sell as soon as practicable after the termination date.

After the termination date and before the Depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the Depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The Depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The Depositary will continue to collect distributions on deposited securities, but, after the termination date, the Depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the Deposit Agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

•	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the Deposit Agreement;

•	are not liable if we or it exercises discretion permitted under the Deposit Agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Deposit Agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency, or settlement system; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

The Depositary has no duty to make any determination or provide any information as to our tax status, and will not have any liability for any tax consequences that may be incurred by the ADS holders as a result of owning or holding ADSs or any liability for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding, or refund of amounts withheld in respect of tax or any other tax benefit.

In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.

ADS Holders’ and Depositary’s Right to Elect Arbitration

The Deposit Agreement provides that ADS holders and the Depositary have the right to elect to have any claim they may have against Sohu Cayman arising out of or relating to the Shares or ADSs or the Deposit Agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the Deposit Agreement. The Deposit Agreement does not give Sohu Cayman the right to require that any claim, whether brought by Sohu Cayman or against Sohu Cayman, be arbitrated.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the Depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the Depositary or our transfer books are closed or at any time if the Depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying Sohu Cayman Ordinary Shares at any time except:

•	when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Sohu Cayman Ordinary Shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on the Sohu Cayman Ordinary Shares;

•	when the ADS holder owes money to pay fees, taxes, and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Sohu Cayman Ordinary Shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Pre-release of ADSs

The Deposit Agreement permits the Depositary to deliver ADSs before deposit of the underlying Sohu Cayman Ordinary Shares. This is called a pre-release of the ADSs. The Depositary may also deliver Sohu Cayman Ordinary Shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying Sohu Cayman Ordinary Shares are delivered to the Depositary. The Depositary may receive ADSs instead of Sohu Cayman Ordinary Shares to close out a pre-release. The Depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the Depositary in writing that it or its customer owns the Sohu Cayman Ordinary Shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the Depositary considers appropriate; and (3) the Depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the Depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the Depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADSs holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and in accordance with the Deposit Agreement will not constitute negligence or bad faith on the part of the Depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The Depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The Depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM LIMITED

By:	/s/ Joanna Lv
Name:	Joanna Lv
Title:	Chief Financial Officer

Date: May 31, 2018